UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2024

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave, 27th Floor,
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Chief Executive Officer Employment Agreement
Chief Financial Officer Employment Agreement
On December 20, 2024, National Healthcare Properties, Inc. (the “Company”) and Scott Lappetito, the Company’s Chief Financial Officer, entered into an employment agreement (the “Employment Agreement”), which sets forth the terms and conditions of his employment and is effective as of January 1, 2025 (the “Effective Date”).
Pursuant to the Employment Agreement, Mr. Lappetito serves as the Company’s Chief Financial Officer and Treasurer and is entitled to an annual base salary of $425,000 and is eligible to participate in the Company’s annual incentive program with a target annual bonus opportunity of 100% of his annual base salary (the “Target Annual Bonus”). Depending on results, Mr. Lappetito’s actual annual bonus may be higher or lower than the Target Annual Bonus, as determined by the Company’s Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”), but for calendar year 2025, Mr. Lappetito’s annual bonus shall be not less than the Target Annual Bonus.
Subject to Mr. Lappetito’s continued employment through the grant date, Mr. Lappetito shall be eligible to receive long-term equity incentive awards on an annual basis at the Compensation Committee’s discretion. For fiscal year 2025, Mr. Lappetito’s long-term incentive awards shall have a target grant date fair value of no less than $800,000 and shall be made as soon as practicable following shareholder approval of a Company omnibus equity incentive plan (the “Plan”) and the listing of the Company’s common stock, par value $0.01 (the “Common Stock”), on a public stock exchange. Pursuant to the Employment Agreement, the fiscal year 2025 long-term equity incentive awards are expected to be granted as an award of time-based restricted Common Stock or long term incentive units (“LTIP Units”) of the Company’s operating partnership (the “Time-Based Award”) and an award of performance-based restricted stock units (“RSUs”) relating to Common Stock or LTIP Units (the “Performance-Based Award” and, together with the Time-Based Award, the “2025 Awards”) at the discretion of the Compensation Committee. No less than 50% of the 2025 Awards shall be Time-Based Awards. The number of shares of Common Stock or LTIP Units granted for fiscal year 2025 as a Time-Based Award shall be based on the Company’s volume-weighted average price for the 60 days following the Company’s anticipated listing of its Common Stock on a public stock exchange; subsequent Time-Based Awards shall be based on the Company’s five-day closing stock price prior to the date of grant. The number of performance-based RSUs granted for fiscal year 2025 as a Performance-Based Award shall be based on the Monte-Carlo or similar third-party valuation that is required for GAAP purposes. The performance objectives and other terms and conditions of the 2025 Performance-Based Award will be reasonably determined by the Board or the Compensation Committee in good faith. The 2025 Time-Based Award will vest ratably on an annual basis over a three-year period commencing on the Effective Date, subject to Mr. Lappetito’s continuous employment through the applicable vesting dates (and except as otherwise provided in the Employment Agreement). The 2025 Awards will be granted under, and will be subject to, the terms of the Plan and award agreements. If the Company’s shareholders do not approve the Plan at the Company’s 2025 annual shareholder meeting (the “2025 Annual Meeting”) and the Common Stock does not become listed on a public stock exchange in fiscal year 2025, then the 2025 Awards will be deemed granted and automatically convert into a deferred cash based award equal to at least $800,000 with one third vesting and payable on the last day of each of fiscal year 2025, fiscal year 2026 and fiscal year 2027, respectively, subject to Mr. Lappetito’s continued employment through the applicable vesting date. If the Company receives the approval of the Plan from its shareholders at the 2025 Annual Meeting but the Common Stock does not become listed on a public stock exchange in fiscal year 2025, then the 2025 Awards will be granted in the form of time-based restricted Common Stock or LTIP Units with a target grant date fair value of no less than $800,000 based on the Company’s then most recent net asset value prior to the grant date, vesting ratably over a three-year period, subject to Mr. Lappetito’s continued employment through the applicable vesting date.
In addition, as soon as practicable following shareholder approval of the Plan, Mr. Lappetito shall be granted an award of time-based restricted Common Stock or LTIP Units with a grant date fair value of $1.0 million based on the Company’s most recent net asset value prior to the Effective Date (the “One-Time Award”). Subject to Mr. Lappetito’s continuous employment through the applicable vesting date (and except as otherwise provided in the Employment Agreement), the One-Time Award will vest in ratable annual installments over a three-year period commencing on the Effective Date. The One-Time Award will be granted under, and will be subject to, the terms of the Plan and an award agreement. Notwithstanding the foregoing, if the Plan is not approved by the Company’s shareholders at the 2025 Annual Meeting, the One-Time Award will be deemed granted and will, automatically convert into a deferred cash based award equal to $1.0 million with one third vesting and payable on the each of the first three anniversaries of the Effective Date, subject to Mr. Lappetito’s continued employment through the applicable vesting date.
The Employment Agreement may be terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Lappetito pursuant to a Voluntary Resignation (as defined in the Employment Agreement), provided that the applicable party gives 30 days prior written notice to Mr. Lappetito or the Company, as the case may be.

In the event Mr. Lappetito resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Employment Agreement) in either case outside of the Change in Control Period (as defined in the Employment Agreement), he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in the Company’s favor and continued compliance with the restrictive covenants contained in the Employment Agreement: (i) any accrued but unpaid annual bonus for the year prior to the year of termination, (ii) a pro rata annual bonus for the year in which the date of termination occurs (except that, if such termination occurs in fiscal year 2025 prior to payment of the full annual bonus as described above, Mr. Lappetito is entitled to his full annual base salary for fiscal year 2025), (iii) the accelerated vesting of all unvested time-based equity awards as of the termination date (clauses (i), (ii) and (iii), collectively, the “Base Benefits”), (iv) an amount of cash (the “Severance Payment”) equal to 1.0 times the sum of (a) Mr. Lappetito’s then current base salary and (b) his Target Annual Bonus of his then-current calendar year, payable in the form of salary continuation in regular installments, in accordance with the Company’s normal payroll practices, over a period of 24 months from the termination date, and (v) reimbursement for his healthcare insurance premiums for a period of up to 18 months. In the event Mr. Lappetito resigns for Good Reason or the Company terminates his employment without Cause in either case during the Change in Control Period, Mr. Lappetito shall be entitled to the foregoing benefits, except that that the Severance Payment shall equal 2.0 times the sum of (a) Mr. Lappetito’s then current base salary and (b) his Target Annual Bonus of his then-current calendar year, and such Severance Payment shall be paid in a lump sum within 60 days following the date of termination.
In the event of Mr. Lappetito’s termination due to his death or Disability (as defined in the Employment Agreement), in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive the Base Benefits.
The Employment Agreement contains a non-disclosure covenant, a mutual non disparagement covenant and non-competition, customer non-solicitation and employee non-solicitation covenants.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
Preferred Stock Dividends
On December 20, 2024, the Company issued a press release announcing the declaration of a dividend of $0.4609375 per share payable on January 15, 2025 to holders of record of shares of the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock at the close of business on January 3, 2025.
In addition, the Company announced the declaration of a dividend of $0.4453125 per share payable on January 15, 2025 to holders of record of shares of the Company’s 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock at the close of business on January 3, 2025.
A copy of the press release is attached as Exhibit 99.1, and is hereby incorporated by reference into this Item 7.01. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except to the extent expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 20, 2024, by and between the Company and Scott Lappetito
99.1	Press Release, dated December 20, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: December 20, 2024	By:	/s/ Scott M. Lappetito
Scott M. Lappetito Chief Financial Officer and Treasurer